As filed with the Securities and Exchange Commission on January 12, 2007
An Exhibit List can be found on page II-4.
Registration No. 333-137832

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

AMENDMENT No. 4 TO THE
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IGIA, INC.
(Name of small business issuer in its charter)

Delaware	5963	33-0601498
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16 East 40th Street, 12th Floor
New York, NY 10016
(212) 575-0500
(Address and telephone number of principal executive offices and principal place of business)

Avi Sivan, Chief Executive Officer
IGIA, INC.
16 East 40th Street, 12th Floor
New York, NY 10016
(212) 575-0500
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE

This Amendment No. 4 to Registration Statement on Form SB-2 amends the Registration Statement on Form SB-2 (File No. 333-136847) filed on December 11, 2007, and is being filed to modify Exhibit 4.57 filed therewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$39.17
Accounting fees and expenses	43,125.00	*
Legal fees and expenses	35,000.00	*
Miscellaneous	5,000.00
TOTAL	$83,164.17	*

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

ACQUISITION OF TACTICA

On June 11, 2004, we acquired all of the issued and outstanding shares of Tactica International, Inc., a Nevada corporation (“Tactica”) in exchange for shares of our common stock and convertible preferred stock pursuant to a Securities Purchase Agreement and Plan of Reorganization, dated as of June 11, 2004 (the “Securities Purchase Agreement”), by and among us, Tactica and the shareholders of Tactica. In accordance with the Securities Purchase Agreement, (i) Tactica exchanged all of its issued and outstanding shares of common stock for shares of our common stock and convertible preferred stock, (ii) effective at the closing, the former shareholders of Tactica control us and (iii) effective at the closing, Tactica became our wholly owned subsidiary (all of the foregoing is hereinafter referred to as the “Transaction”). Subject to certain post-closing covenants, the Transaction closed as of June 11, 2004. Prior to the Transaction, Tactica was a privately-held company. As a part of the Transaction, we changed our name to IGIA, Inc. from Diva Entertainment, Inc and increased the number of our authorized shares of common stock from 20,000,000 to 100,000,000 shares. At the Closing of the Transaction, we issued the following shares of our common stock to the shareholders of Tactica and certain parties designated by the former shareholders of Tactica:

1)
12,400,000 newly-issued shares of our common stock of which 1,750,000 shares were issued to and subsequently returned by our Managing Financial Advisor as a result of their failing to satisfy the contractual requirement that we close on at least $7,500,000 in proceeds from a private placement of our securities within a specified 45-day period, and

2)
261,000 newly-issued shares of our newly-designated Series E Redeemable Convertible Preferred Stock, which will automatically convert into 26,100,000 newly-issued shares of our common stock twenty days after an Information Statement is mailed to our stockholders.

Pursuant to the Transaction, a change of control occurred with the former stockholders of Tactica acquiring approximately 76% of our outstanding voting power.

MARCH 2005 CONVERTIBLE DEBENTURE FINANCING

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on March 23, 2005 for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) warrants to buy 6,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. On March 24, 2005, the investors purchased $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock. On April 20, 2005, the investors purchased an additional $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock. On December 22, 2005, the investors purchased an additional $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock.

The callable secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated March 23, 2005.

SERIES G PREFERRED STOCK

We filed a Certificate of Designation, Powers, Preferences and Rights of Series G Preferred Stock on March 23, 2005, which was amended and restated on April 1, 2005, pursuant to which we authorized for issuance 50,000 shares of Series G Preferred Stock, par value $.001 per share, which shares are not convertible and have no liquidation preference, but have a stated value of $0.03 and the right to 10,000 votes for each share of Series G Preferred Stock.

We issued 25,000 shares of Series G Preferred Stock to each of Avi Sivan, the Chief Executive Officer of the Company, and Prem Ramchandani, the President of the Company. The Series G Preferred Stock was issued to Mr. Sivan and Mr. Ramchandani in consideration of the fact that in connection with the financing we obtained from New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”) in the form of a sale of (i) $3,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 6,000,000 shares of our common stock, Mr. Sivan and Mr. Ramchandani agreed to pledge all of their equity ownership in us to the Investors to secure our obligations. Without such pledge of equity, including a pledge of the Series G Preferred Stock, by Mr. Sivan and Mr. Ramchandani the Investors would not have entered into the financing transaction.

PAYMENT OF FEES

In accordance with a retainer agreement dated March 11, 2005, the Company issue 1,000,000 shares of common stock to Sichenzia Ross Friedman Ference LLP in consideration for legal services provided to the Company. Such shares shall be issued upon the increase of the Company’s authorized capital.

JUNE 2006 CONVERTIBLE DEBENTURE FINANCING

To obtain funding for the purpose of payment of general corporate and operating purposes, , including the payment of auditor and legal fees, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on June 7, 2006 for the sale of (i) $760,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 50,000,000 shares of our common stock. On June 7, 2006, the investors purchased the $760,000 in Notes and received Warrants to purchase an aggregate of 50,000,000 shares of our common stock

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.009 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated June 7, 2006.

JULY 2006 CONVERTIBLE DEBENTURE FINANCING

To obtain funding for the purpose of payment of general corporate and operating expenses we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on July 27, 2006 for the sale of (i) $500,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 75,000,000 shares of our common stock. On July 27, 2006, we received net proceeds of $89,933.79, after deducting expenses of $15,066.21, and $395,000 was placed in escrow to be distributed to the Company in equal payment over the subsequent four months.

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.009 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated July 27, 2006.

DEBT CONVERSION

On October 4, 2006 the Company converted $52,000 of interest due (based on a closing market price of $0.0052) on unsecured promissory notes issued to Avi Sivan, our Chief Executive Officer, and Prem Ramchandani, our President, into an aggregate of 10,000,000 shares of our common stock.

NOVEMBER 2006 CONVERTIBLE DEBENTURE FINANCING

To obtain funding for the purpose of payment of general corporate and operating expenses we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on November 6, 2006 for the sale of (i) $500,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 50,000,000 shares of our common stock. On November 6, 2006, we received net proceeds of $475,000, after deducting expenses of $25,000.

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.009 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.009 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated November 6, 2006.

DEBT CONVERSION

On November 2, 2006 the Company converted an obligation of $36,000 to ENE Limited into an aggregate of 10,000,000 shares of our common stock.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List means IGIA, Inc., a Delaware corporation.

Exhibit Number	Description

2.1 (1)	Securities Purchase Agreement and Plan of Reorganization, dated June 11, 2004, by and among IGIA, Inc., Tactica International, Inc. and its shareholders.

3.1 (2)	Articles of Incorporation.

3.2 (1)	Certificate of Amendment, dated May 27, 2004.

3.3 (10)	Certificate of Amendment, dated November 3, 2005.

3.4 (2)	By-Laws.

4.1	Certificate of Designations for Series E Convertible Preferred Stock, filed on June 8, 2004 (filed herewith).

4.2 (3)	Amended and Restated Certificate of Designations for Series G Preferred Stock, filed on April 1, 2005.

4.3	Specimen Certificate of Common Stock.

4.4 (4)	Securities Purchase Agreement dated March 23, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC.

4.5 (4)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated March 23, 2005.

4.6 (4)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated March 23, 2005.

4.7 (4)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated March 23, 2005.

4.8 (4)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated March 23, 2005.

4.9 (4)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated March 23, 2005.

4.10 (4)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated March 23, 2005.

4.11 (4)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated March 23, 2005.

4.12 (4)	Stock Purchase Warrant in the name of AJW Partners, LLC dated March 23, 2005.

4.13 (4)	Registration Rights Agreement dated March 23, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC.

4.14 (4)	Security Agreement dated March 23, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC.

4.15 (4)
Intellectual Property Security Agreement dated March 23, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC.

4.16 (5)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated April 20, 2005

4.17 (5)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated April 20, 2005

4.18 (5)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated April 20, 2005

4.19 (5)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated April 20, 2005

4.20 (5)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated April 20, 2005

4.21 (5)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated April 20, 2005

4.22 (5)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated April 20, 2005

4.23 (5)	Stock Purchase Warrant in the name of AJW Partners, LLC dated April 20, 2005

4.24 (6)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated December 22, 2005

4.25 (6)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated December 22, 2005

4.26 (6)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated December 22, 2005

4.27 (6)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated December 22, 2005

4.28 (6)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated December 22, 2005

4.29 (6)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated December 22, 2005

4.30 (6)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated December 22, 2005

4.31 (6)	Stock Purchase Warrant in the name of AJW Partners, LLC dated December 22, 2005

4.32 (7)	Securities Purchase Agreement dated June 7, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.33 (7)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated June 7, 2006

4.34 (7)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated June 7, 2006

4.35 (7)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated June 7, 2006

4.36 (7)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated June 7, 2006

4.37 (7)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated June 7, 2006

4.38 (7)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated June 7, 2006

4.39 (7)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated June 7, 2006

4.40 (7)	Stock Purchase Warrant in the name of AJW Partners, LLC dated June 7, 2006

4.41 (7)	Registration Rights Agreement dated June 7, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.42 (7)	Security Agreement dated June 7, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.43 (7)	Intellectual Property Security Agreement dated June 7, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.44 (8)	Securities Purchase Agreement dated July 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.45(8)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated July 27, 2006

4.46(8)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated July 27, 2006

4.47(8)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated July 27, 2006

4.48(8)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated July 27, 2006

4.49(8)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated July 27, 2006

4.50(8)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated July 27, 2006

4.51(8)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated July 27, 2006

4.52(8)	Stock Purchase Warrant in the name of AJW Partners, LLC dated July 27, 2006

4.53(8)	Registration Rights Agreement dated July 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.54(8)	Security Agreement dated July 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.55(8)	Intellectual Property Security Agreement dated July 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.56(8)
Amendment to Callable Secured Convertible Notes dated July 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.57 *
Escrow Agreement dated July 27, 2006 by and among the Company, New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., AJW Partners, LLC and Owen Naccarato (filed herewith)

4.58 (11)	Securities Purchase Agreement dated November 6, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.59(11)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated November 6, 2006

4.60(11)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated November 6, 2006

4.61(11)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated November 6, 2006

4.62(11)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated November 6, 2006

4.63(11)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated November 6, 2006

4.64(11)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated November 6, 2006

4.65(11)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated November 6, 2006

4.66(11)	Stock Purchase Warrant in the name of AJW Partners, LLC dated November 6, 2006

4.67(11)	Registration Rights Agreement dated November 6, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

5.1**	Sichenzia Ross Friedman Ference LLP Opinion and Consent.

10.1 (9)	Executive Employment Agreement by and between Tactica International, Inc. and Avi Sivan, dated April 29, 2004.

10.2 (9)	Executive Employment Agreement by and between Tactica International, Inc. and Prem Ramchandani, dated April 29, 2004.

10.3 (9)	Employment Agreement by and between Tactica International, Inc. and Kurt Streams, dated January 19, 2004.

10.4 (4)	Service Agreement by and between Brass Logistics, LLC and IGIA, Inc.

21.1 (9)	Subsidiaries of the Registrant.

23.1**	Consent of Russell Bedford Stefanou Mirchandani LLP.

*    The confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
**    Previously filed.
(1)  Incorporated herein by reference to the exhibit to Registrant's Current Report on Form 8-K dated June18, 2004.

(2) Incorporated by reference to the exhibit of same number filed with the Registrant’s Registration Statement on Form 10-SB.

(3) Incorporated herein by reference to the exhibit to Registrant's Current Report on Form 8-K dated April 1, 2005.

(4) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated March 28, 2005.

(5) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated April 21, 2005.

(6) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated December 28, 2005.

(7) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated June 13, 2006.

(8) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated August 2, 2006.

(9) Incorporated herein by reference to the exhibit of the same number filed with the Registrant’s Registration Statement on Form SB-2 dated April 14, 2005.

(10) Incorporated herein by reference to the exhibit of the same number filed with the Registrant’s Registration Statement on Form SB-2 dated November 9, 2005.

(11) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated November 13, 2006.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on January 12, 2007.

IGIA, INC.

By:	/s/Avi Sivan
Avi Sivan
Chief Executive Officer and Chairman of the Board

By:	/s/ Kurt Streams
Kurt Streams
Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Avi Sivan	Chief Executive Officer and	January 12, 2007
Avi Sivan	Chairman of the Board

/s/ Prem Ramchandani	President, Treasurer and Director	January 12, 2007
Prem Ramchandani

	Director	January 12, 2007
Yehiel Ben-Harush

/s/ Kurt Streams	Chief Financial Officer, Principal	January 12, 2007
Kurt Streams	Accounting Officer and Assistant Secretary